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                                                                      EXHIBIT 21

                      ROSTER OF SUBSIDIARIES OF THE COMPANY

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        Pier 1 Assets, Inc., a Delaware corporation

                New Cargo Furniture, Inc., a Delaware corporation

                Pier 1 Licensing, Inc., a Delaware corporation

                         Pier 1 Imports (U.S.), Inc., a Delaware corporation

                                  Pier 1 Funding, LLC, a Delaware limited liability company

                                  Pier 1 Value Services, LLC, a Virginia limited liability company

                                  Pier Lease, Inc., a Delaware corporation

                                  Pier-SNG, Inc., a Delaware corporation

                                  PIR Trading, Inc., a Delaware corporation

                                           Pier International Limited, a Hong Kong private company

                                           Pier Alliance Ltd., a Bermuda company

                                           The Pier Retail Group Limited, a United Kingdom company

                                                   The Pier (Retail) Limited, a United Kingdom company

                                                            Pier Direct Limited, a United Kingdom company

                                  Pier-FTW, Inc., a Delaware corporation

                                  Pacific Industrial Properties, Inc., a Texas corporation

                                  Pier Group, Inc., a Delaware corporation

                         Pier 1 Holdings, Inc., a Delaware corporation

                                  Pier 1 Services Company, a Delaware business trust

                Pier 1 National Bank, a national banking association
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